Exhibit 10.15

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), made as of February 1, 2018, by and among Global Partner Acquisition Corp., a Delaware corporation (the “Company”), Global Partner Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), Coliseum Capital Partners, L.P., a Delaware limited partnership (“CCP”), and Blackwell Partners LLC – Series A, a Delaware limited liability company (“Blackwell”, and together with CCP, each a “Subscriber”, and together, the “Subscribers”), is intended to set forth certain representations, covenants and agreements among the Company, the Sponsor and the Subscribers with respect to the private offering of shares (the “Common Offering”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”) for sale by the Company and the purchase by the Subscribers, pursuant to Section 2 hereof.

The respective representations, covenants and agreements set forth herein are made in connection with the Company’s proposed business combination with Purple Innovation, LLC, a Delaware limited liability company (“Purple”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 2, 2017, as amended on January 8, 2018, by and among the Company, Purple, PRPL Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, InnoHold LLC, a Delaware limited liability company (“InnoHold”), and the Sponsor, solely in its capacity as the representative of the Company as provided in the Merger Agreement (such business combination, the “Merger”, and the consummation of the Merger in accordance with the terms of the Merger Agreement, the “Merger Closing”).

In consideration of the respective representations, covenants and agreements contained herein, and subject to the terms and conditions hereof, the Subscribers, the Sponsor and the Company hereby agree as follows:

1. Transfer and Voting of Shares.

(a) Each of the Subscribers covenants and agrees that until the earlier of (i) the Merger Closing and (ii) the Termination Date (as defined below), it shall not, and shall ensure that its Affiliates do not, Transfer any Common Stock. As used in this Agreement, “Affiliate” shall mean affiliate as such term is defined in Rule 12b-2 under the Exchange Act (as defined below) and “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through redemption election or any derivative transactions.

(b) Each Subscriber covenants and agrees that it shall, and shall cause each of its Affiliates to, (i) vote all the Common Stock, if any, that it or they owned on the record date for the special meeting of stockholders to be held by the Company to approve, among other things, the Merger (the “Special Meeting”) in favor of (A) the Merger, pursuant to a proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting, as supplemented by definitive additional materials filed with the SEC through the date hereof (collectively the “Proxy Statement”), and (B) each of the proposals of the Company set forth in the Proxy Statement, and (ii) not exercise its or their redemption rights in any Common Stock in connection with the Special Meeting or the Merger.

2. Subscription

(a) Subject to the terms and conditions set forth in this Agreement, (i) CCP hereby irrevocably subscribes for and agrees to purchase from the Company 2,900,000 shares of Common Stock, at a purchase price of $10.00 per share, and the Company agrees to sell such shares to CCP at such price (the shares of Common Stock to be so sold, the “CCP Subject Shares”), and (ii) Blackwell hereby irrevocably subscribes for and agrees to purchase from the Company 1,100,000 shares of Common Stock, at a purchase price of $10.00 per share, and the Company agrees to sell such shares to Blackwell at such price (the shares of Common Stock to be so sold, the “Blackwell Subject Shares”, and together with the CCP Subject Shares, the “Subject Shares”), in each case subject to the Merger Closing. For the avoidance of doubt, if the Merger Closing does not occur, then each Subscriber’s obligation to purchase, and the Company’s obligation to issue, shares pursuant to this Agreement are extinguished. Any such purchase shall be consummated simultaneously with the Merger Closing.

(b) Each Subscriber acknowledges that, in connection with the Merger, the Common Stock of the Company will be renamed “Class A Common Stock,” as described in the Proxy Statement.

3. Delivery of Subscription Amount; Acceptance of Subscriptions; Delivery; Refund of Oversubscribed Subject Shares. The subscription to purchase Subject Shares from each Subscriber is subject to the following terms and conditions:

(a) Contemporaneously with the execution and delivery of this Agreement, the Subscriber shall execute and deliver the Investor Questionnaire (as defined below) and, in respect of above Subscription, each Subscriber shall, on or before February 1, 2018 (the “Funding Date”), cause a wire transfer to be made for payment for the Subject Shares to be purchased by such Subscriber in immediately available funds in the amount equal to $10.00 multiplied by the number of Subject Shares to be purchased by such Subscriber pursuant to the subscription in Section 2 above (the “Subscription Amount”), in each case in accordance with the Subscription Instructions set forth on Exhibit A hereto. The payments provided for in this Section 3(a) shall be maintained in escrow with Continental Stock Transfer & Trust Company (or other nationally recognized escrow agent with whom in all cases, whether with Continental Stock Transfer & Trust Company or otherwise, the Company shall have an escrow agreement in place for purposes hereof, which such agreement shall be on reasonable and customary terms) pending the Company’s acceptance of the subscription.

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(b) The subscription by each Subscriber for its Subject Shares shall be deemed to be accepted only (and shall not otherwise be accepted by the Company except) when (i) the Company has confirmed in writing to such Subscriber that the Company’s representations and warranties contained herein are, or shall be, true and correct as of the date of the acceptance of such subscription and (ii) there occurs the simultaneous Merger Closing. If such acceptances do not occur on or prior to the earliest of (x) the Merger Closing, (y) the date on which the Merger Agreement is terminated in accordance with its terms, and (z) February 5, 2018 (the “Termination Date”), such Subscriber’s subscription shall automatically be deemed rejected (the “Subscription Rejection”).

(c) The payment of the Subscription Amount (or a portion thereof, as applicable) will be returned promptly, without interest, to the Subscribers if the Merger Closing does not occur.

(d) The representations and warranties of the Company and each Subscriber set forth herein shall be true and correct as of the date that the Company accepts the subscriptions set forth herein.

(e) Notwithstanding anything to the contrary herein, the Subscribers’ obligations to purchase from the Company the Subject Shares shall be subject to the following conditions, and, upon written notice of the failure of any of the following conditions to be met, delivered to the Company by the Subscribers prior to the Merger Closing, this Agreement shall be of no further force or effect:

(i) the Company shall not have, without the written consent of the Subscribers, agreed to amend any term of the Merger Agreement, or agreed to waive any condition to the Merger Closing, except that, notwithstanding the terms of the Merger Agreement: (A) Minimum Parent Cash (as defined in the Merger Agreement) shall be $60,000,000, (B) Post-Closing Parent Cash (as defined in the Merger Agreement) shall be $50,000,000, including the net amount of the proceeds of the Debt Transaction, (C) the requirement to assign all Sponsor Warrants to InnoHold shall have been revised to permit the assignment of Sponsor Warrants under this Agreement, (D) the transactions contemplated by this Agreement and the sale of Common Stock and transfer of Sponsor Warrants to Baleen Capital Fund LP (“Baleen”) shall have been permitted, and (E) amendments to the InnoHold and Sponsor registration rights agreements made to accommodate the Subscribers’ and Baleen’s registration rights;

(ii) the Company’s stockholders shall have approved at the Special Meeting the Merger and any of the other matters that are conditions to the Merger Closing;

(iii) after payment of all expenses of the Company and Purple and their respective subsidiaries and any cash payments to InnoHold in accordance with the Merger Agreement, the Company and its subsidiaries, on a consolidated basis shall have, after giving effect to the Merger Closing (including, without limitation, the receipt of $25 million in the form of unsecured debt pursuant to the Debt Transaction (as defined below)), at least $50 million in cash on its balance sheet less up to $8,100,000 used to pay down in full and terminate the existing asset-backed loan facility of Purple;

(iv) the Subscribers shall be satisfied that third party expenses incurred and payable by the Company and its subsidiaries in connection with the Merger Closing shall not exceed $6.5 million in the aggregate;

(v) the Company shall have entered into the Credit Agreement by and between Purple, CCP, Blackwell, and Coliseum Co-Invest Debt Fund, L.P., dated as of February 2, 2018 (the “Debt Transaction”);

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(vi) the Subscribers shall have received an acceptable commitment that, following the Merger Closing, the board of directors of the Company (the “Board of Directors”) will be increased to eight members and that one designee of the Subscribers will be elected or appointed to the Board of Directors, subject to such designee (i) qualifying as an “independent director” as such term is defined in the corporate governance rules of the Nasdaq Capital Market (an “Independent Director”), (ii) providing to the Company such information as may be required by the Company or under applicable securities laws with respect to the background and experience of such designee, and (iii) being reasonably acceptable to the Board of Directors, in its good faith and reasonable judgment;

(vii) the transfers of the founder shares (as such term is used in the Final Prospectus (as hereinafter defined), the “Founder Shares”) and Sponsor Warrants (as defined below) shall have occurred; provided that the transferred Founder Shares and the Sponsor Warrants shall be subject to the terms of Section 7 of the Insider Letter (in the form of Exhibit 10.2 to the Registration Statement on Form S-1/A filed with the SEC on July 13, 2015) (the “Insider Letter”) and the Sponsor Warrants shall also be subject to the terms of the Private Placement Warrants Purchase Agreement, dated as of June 11, 2015, by and between the Company and the Sponsor (the “Warrant Purchase Agreement”), and the Warrant Agreement, dated as of July 29, 2015, by and between the Company and Continental Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), without any amendments to such agreements except as approved in writing in advance by the Subscribers; and

(viii) The Subscribers shall have entered into a Registration Rights Agreement with the Company with respect to the registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) of the resale of the Subject Shares, Founder Shares and Sponsor Warrants, and the Common Stock underlying the Sponsor Warrants (the “Registration Rights Agreement”).

4. Consideration. In order to induce the Subscribers to enter into this Agreement, and subject to the compliance by the Subscribers with their obligations hereunder, the Sponsor agrees that it will, concurrently with the Merger Closing, assign and transfer to:

(a) CCP, 2,378,966 sponsor warrants sold to the Sponsor pursuant to the Warrant Purchase Agreement (the “Sponsor Warrants”), entitling CCP to purchase 1,189,483 shares of Common Stock; all such Sponsor Warrants (and the shares of Common Stock underlying such warrants) shall be subject to the same lock-up and transfer restrictions currently applicable to the Sponsor Warrants under the Warrant Agreement and the Insider Letter;

(b) CCP, 937,635 Founder Shares, of which 468,818 Founder Shares shall be fully vested at the Merger Closing and 468,817 Founder Shares shall be subject to vesting and forfeiture based on the common stock price performance of the Company over eight years following the consummation of the Business Combination and certain other events as set forth in the Sponsor Share Agreement annexed to the Merger Agreement. All such Founder Shares shall be subject to the same lock-up and transfer restrictions currently applicable to the other Founder Shares under the Insider Letter.

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(c) Blackwell, 903,534 Sponsor Warrants, entitling Blackwell to purchase 451,767 shares of Common Stock; all such Sponsor Warrants (and the shares of Common Stock underlying such warrants) shall be subject to the same lock-up and transfer restrictions currently applicable to the Sponsor Warrants under the Warrant Agreement and the Insider Letter; and

(d) Blackwell, 356,115 Founder Shares, of which 178,058 Founder Shares shall be fully vested at the Merger Closing and 178,057 Founder Shares shall be subject to vesting and forfeiture based on the common stock price performance of the Company over eight years following the consummation of the Business Combination and certain other events as set forth in the Sponsor Share Agreement annexed to the Merger Agreement. All such Founder Shares shall be subject to the same lock-up and transfer restrictions currently applicable to the other Founder Shares under the Insider Letter.

5. Expenses. The Company shall reimburse the Subscribers for their expenses in connection with this Agreement and the transactions contemplated by hereby in an amount, together with expenses of the Subscribers incurred in connection with the Debt Transaction, up to $350,000, if the Merger Closing occurs (and otherwise each party hereto shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby).

6. Board Nominee. For so long as the Subscribers, together with any other funds or accounts managed by Coliseum Capital Management, LLC (“Coliseum”), hold in the aggregate at least fifty percent (50%) of the number of shares of Common Stock held by the Subscribers as of and after giving effect to the Merger Closing, the Company shall nominate and include one designee of Coliseum, in each slate of members of the Board of Directors proposed to stockholders of the Company, whether at the annual meeting or otherwise, subject to (a) such designee shall, if elected to the Board of Directors, be an Independent Director, (b) such designee providing to the Company such information as may be required by the Company or under applicable securities laws with respect to the background and experience of such designee, and (c) the right, not to be unreasonably withheld, conditioned or delayed, of the nomination committee of the Board of Directors to approve such designee (it being understood and agreed that if pursuant to this clause (c) the nomination committee rejects such designee, such rejection must be in good faith and Coliseum shall have the right to propose additional designees for consideration by such committee until a designee is approved). The Company shall issue a press release reasonably satisfactory to Coliseum promptly after the appointment to the Board of Directors of Coliseum’s initial designee contemplated under Section 3(e)(vi) above.

7. Preemptive Rights.

(a) Subject to applicable securities laws and regulations, each Subscriber then holding at least fifty percent (50%) of the number of shares of Common Stock held by it as of and after giving effect to the Merger Closing, shall have a preemptive right to purchase up to its Pro Rata Share (as defined below) of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue following the Merger Closing, other than the following:

(i) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors of the Company;

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(ii) any Equity Securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of immediately after the Closing or which were previously issued subject to this Section 7;

(iii) any Equity Securities issued in connection with any stock split or stock dividend by the Company;

(iv) any Equity Securities issued in connection with a Proposed Financing (as defined below) provided that such debt was issued or incurred in compliance with Section 8 and such issuance does not exceed (on a fully diluted basis), in the aggregate when taken together with all prior issuances made in connection with this clause (iv), 2% of the issued and outstanding shares of Common Stock then outstanding; and

(v) any Equity Securities issued in connection with acquisitions, joint ventures, partnerships or strategic transactions to the applicable selling persons or counterparties with who the Company or its subsidiary is consummating such joint venture, partnership or strategic transaction, in each case, that is approved by a majority of the disinterested directors of the Company, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(b) If the Company proposes to issue any Equity Securities, it shall give each Subscriber written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Subscriber shall have ten (10) Business Days (as defined below) from the giving of such notice to agree to purchase up to its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.

(c) If a Subscriber entitled to the preemptive rights under Section 7(a) hereof does not elect to purchase any or all of its Pro Rata Share of the Equity Securities, then the other Subscriber shall have the first right to purchase such first Subscriber’s unpurchased Pro Rata Share of Equity Securities.

(d) As used in this Agreement: (i) “Equity Securities” shall mean (A) any Common Stock, preferred stock, warrant or other security of the Company, (B) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other security (including any option to purchase such a convertible security), (C) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security, or (D) any such warrant or right; (ii) “Pro Rata Share” shall mean, with respect to a Subscriber, the ratio of (x) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of shares of preferred stock or convertible debt, upon the exercise of outstanding warrants or options and upon the exchange of securities exchangeable for Common Stock) of which such Subscriber is deemed to be the beneficial owner immediately prior to the issuance of such Equity Securities to (y) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issuable or issued upon conversion of shares of preferred stock or convertible debt, upon the exercise of outstanding warrants or options and upon the exchange of securities exchangeable for Common Stock of the Company) immediately prior to the issuance of the Equity Securities; and (iii) “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

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8. Right of First Refusal – Indebtedness.

(a) Following the Merger Closing, so long as the Subscribers hold at least fifty percent (50%) of the number of shares of Common Stock held by them in the aggregate as of and after giving effect to the Merger Closing, prior to the Company or any of its subsidiaries entering into (i) preferred equity financing with a preference to or over any of the terms of the Company’s Common Stock or (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, the Company must deliver a written notice (a “ROFR Notice”) to the Subscribers no later than twenty (20) Business Days prior to the consummation of the transactions pursuant to which such financing would otherwise be incurred (a “Proposed Financing”), which ROFR Notice shall include the material terms and conditions (including applicable interest rate, coupons, preferences, premiums, prepayment or termination fees, redemption rights, and expense reimbursement requirements) of such Proposed Financing, the identity of the person(s) that the Company or its subsidiary is seeking such Proposed Financing from, and the intended date of the consummation of such Proposed Financing.

(b) The Subscribers shall have the right, but not the obligation, to provide (or to have its managed accounts provide) all, but not less than all, of the financing sought by the Company or any of its subsidiaries pursuant to any Proposed Financing on the same terms and conditions as described in the applicable ROFR Notice (a “Right of First Refusal”). If intending to exercise a Right of First Refusal, the Subscribers shall provide written notice to the Company of such intention within fifteen (15) Business Days of receipt of the applicable ROFR Notice. Following failure of the Subscribers to deliver notice in accordance with the preceding sentence, or otherwise declining to exercise a Right of First Refusal (the date of such failure or declination, the “Refusal Date”), the Company may proceed with consummating the applicable Proposed Financing; provided that if such Proposed Financing (i) fails to be consummated within ninety (90) days of the Refusal Date or (ii) can only be consummated upon general terms and conditions materially more favorable to the providers thereof than specified in applicable ROFR Notice, then such Proposed Financing shall again become subject to a Right of First Refusal in favor of the Subscribers on the terms set forth in this Section 8. Either Subscriber may provide the entirety of the financing or assign its rights under this Section 8 to any other funds or accounts managed by Coliseum Capital Management, LLC.

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9. Transfer Restrictions.

(a) None of the Subject Shares may be directly or indirectly transferred, disposed of or otherwise monetized in any manner whatsoever, except in a transaction that is in compliance with the Securities Act, and applicable state securities laws. Except as provided in the Registration Rights Agreement, it shall be a condition to any such transfer that the Company shall be furnished with a written opinion of counsel to the holder of such Subject Shares, reasonably satisfactory to the Company (as determined by the Company within 3 Business Days of its receipt of such written opinion), to the effect that the proposed transfer would be in compliance with the Securities Act and applicable state securities laws; provided that the Company shall not require such written opinion of counsel if, acting in its reasonable discretion, if determines that applicable Law does not prohibit any transfers of the Subject Shares at such time. “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

(b) Without limitation to the generality of the foregoing, no Subscriber shall execute any short sales or engage in other hedging transactions of any kind with respect to the Common Stock during the period from the date of the Merger Closing through the date that is 45 consecutive days thereafter. For the avoidance of doubt, the prohibition set forth herein shall not be applicable on or after the Termination Date.

10. Representations, Warranties, Understandings, Risk Acknowledgments, and Covenants of the Subscribers. Each Subscriber hereby represents, warrants and covenants to the Company as follows:

(a) Such Subscriber is purchasing the Subject Shares and the other securities of the Company to be transferred to it by the Sponsor hereunder (the “Sponsor Securities”) for its own account, not as a nominee or agent, for investment purposes and not with a view towards distribution or resale within the meaning of the Securities Act (absent the registration of the Subject Shares or the Sponsor Securities for resale under the Securities Act or a valid exemption from registration). Such Subscriber will not sell, assign or transfer such shares or securities at any time in violation of the Securities Act or applicable state securities laws. Such Subscriber acknowledges that the Subject Shares and Sponsor Securities cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

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(b) Such Subscriber understands that (A) the Subject Shares and the Sponsor Securities (1) have not been registered under the Securities Act or any state securities laws, (2) have been offered and will be sold in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act, (3) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and (4) must be held indefinitely because of the fact that the Subject Shares and the Sponsor Securities have not been registered under the Securities Act or applicable state securities laws, and (B) such Subscriber must therefore bear the economic risk of its investment hereunder indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Such Subscriber further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of such Subscriber expressed herein. Pursuant to the foregoing, such Subscriber acknowledges that until such time as the resale of the Subject Shares and the Sponsor Securities have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to an exemption from registration, the certificates representing any Subject Shares or Sponsor Securities acquired by such Subscriber shall bear a restrictive legend substantially as follows (and a stop-transfer order may be placed against transfer of the certificates evidencing such Subject Shares and Sponsor Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF PURPLE INNOVATION, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(B) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(c) Such Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting such Subscriber’s interest in connection with the acquisition of the Subject Shares and Sponsor Securities (collectively, the “Shares”). Such Subscriber understands that the acquisition of the Shares is a speculative investment and involves substantial risks and that such Subscriber could lose such Subscriber’s entire investment. Further, such Subscriber has (i) carefully read and considered the risks identified in the Disclosure Documents (as defined below) and (ii) carefully considered the risks related to the Merger, the Company, and Purple and has taken full cognizance of and understands all of the risks related to the Company, Purple, the Merger, the Shares and the transactions contemplated hereby, including, without limitation, the purchase of the Shares. Acknowledging the very significant tax impact analysis and other analyses that is warranted in determining the consequences to it of purchasing and owning the Shares, to the extent deemed necessary by such Subscriber, such Subscriber has had the opportunity to retain, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the foregoing, including, without limitation, purchasing and owning the Shares. Such Subscriber has the ability to bear the economic risks of such Subscriber’s investment in the Company, including a complete loss of the investment, and such Subscriber has no need for liquidity in such investment.

(d) Such Subscriber has been furnished by the Company all information (or provided access to all reasonable information it requested) regarding the business and financial condition of the Company and Purple, the Company’s expected plans for future business activities, and the merits and risks of an investment in the Shares which such Subscriber has requested or otherwise needs to evaluate the investment in the Shares.

(e) Such Subscriber is in receipt of and has carefully read and understands the following items (collectively, the “Disclosure Documents”):

(i) the final prospectus of the Company, filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2015 (the “Final Prospectus”);

(ii) each filing made by the Company with the SEC following the filing of the Final Prospectus;

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(iii) the Merger Agreement (including any amendment thereto), a copy of which is annexed to the Proxy Statement; and

(iv) the Proxy Statement (including any supplement thereto) and the amendments to the Certificate of Incorporation of the Company proposed to be voted on pursuant thereto, a copy of which has been made available to such Subscriber.

Such Subscriber understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall no longer apply following the Closing in accordance with the Merger Agreement.

Such Subscriber acknowledges that neither the Company nor any of its Affiliates has made or makes any representation or warranty to such Subscriber in respect of the Company, Purple, or the Merger, other than in the case of the Company, the representations and warranties contained in this Agreement.

(f) In making its investment decision to purchase the Shares, such Subscriber is relying solely on investigations made by such Subscriber and such Subscriber’s representatives. The offer to sell the Subject Shares was communicated to such Subscriber in such a manner that such Subscriber was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and that at no time was such Subscriber presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.

(g) Such Subscriber acknowledges that it has been advised that:

(i) The Subject Shares offered hereby have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Company. Any representation to the contrary is a criminal offense.

(ii) In making an investment decision, such Subscriber must rely on its own examination of the Company, the Merger, Purple, the Shares and the Common Offering, including the merits and risks involved. The Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation. Any representation to the contrary is a criminal offense.

(iii) The Subject Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. Such Subscriber is aware of the provisions of Rule 144 are not currently available and, in the future, may not become available for resale of any of the Subject Shares and that the Company is an issuer subject to Rule 144(i) under the Securities Act. Such Subscriber is aware that it may be required to bear the financial risks of this investment for an indefinite period of time.

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(h) Such Subscriber agrees to furnish the Company with such other information as the Company may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Company immediately of any material change in the information provided herein that occurs prior to the acceptance of this Agreement by the Company.

(i) Such Subscriber further represents and warrants that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and Subscriber has executed the Investor Questionnaire attached hereto as Exhibit B (the “Investor Questionnaire”) and shall provide to the Company an updated Investor Questionnaire for any change in circumstances at any time on or prior to the Merger Closing.

(j) As of the date of this Agreement, such Subscriber and its Affiliates do not have, and during the 30 day period prior to the date of this Agreement such Subscriber and its Affiliates have not, in a seller, transferor or other similar capacity, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 of under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or short sale positions with respect to the securities of the Company. In addition, such Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.

(k) If such Subscriber is a natural person, he or she has reached the age of majority in the state in which such Subscriber resides, has adequate means of providing for such Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Subject Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(l) If such Subscriber is a partnership, corporation, trust, estate or other entity (an “Entity”): (i) such Entity has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such Entity in connection with the purchase of the Shares, (b) to delegate authority pursuant to power of attorney and (c) to purchase and hold such Shares; (ii) the signature of the party signing on behalf of such Entity is binding upon such Entity; and (iii) such Entity has not been formed for the specific purpose of acquiring such Shares, unless each beneficial owner of such entity is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

(m) If such Subscriber is a retirement plan or is investing on behalf of a retirement plan, such Subscriber acknowledges that investment in the Shares poses additional risks including the inability to use losses generated by an investment in the Shares to offset taxable income.

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(n) This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes a legal, valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in Law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(o) Such Subscriber understands and confirms that the Company will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents (as defined herein). All representations and warranties provided to the Company furnished by or on behalf of such Subscriber, taken as a whole, are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(p) Such Subscriber has read the Final Prospectus, and understands that the Company has established a trust fund (“Trust Fund”) for the benefit of the Company’s public shareholders and that the Company may disburse monies from the Trust Fund only (i) to the Company’s public shareholders in the event they elect to redeem their shares, (ii) to the public shareholders upon the liquidation of the Company if the Company fails to consummate an initial business combination within the required time period described in the Final Prospectus, (iii) to the Company in limited amounts for its tax obligations and (iv) to the Company after, or concurrently with, the consummation of a business combination. To induce the Company to enter into this Agreement and sell the securities to be sold to it hereunder, such Subscriber agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. Notwithstanding the foregoing, such Subscriber shall maintain rights of redemption of any public shares it may own if the Merger Closing does not occur, subject to the terms and conditions applicable to any such redemption. This section shall survive the termination of this Agreement for any reason.

(q) Neither such Subscriber nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, Affiliates or executive officers (collectively with such Subscriber, the “Subscriber Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(r) Such Subscriber has exercised reasonable care to determine whether any Subscriber Covered Person is subject to a Disqualification Event.

(s) The purchase of Shares by such Subscriber will not subject the Company to any Disqualification Event.

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(t) As of the date hereof, such Subscriber does not own, directly or indirectly, any shares of Common Stock.

11. Representations and Warranties of the Company. The Company represents and warrants to each of the Subscribers as follows:

(a) Subject to obtaining all required approvals necessary in connection with the performance of the Merger Agreement (including, without limitation, the approval of the Company’s stockholders) and any required approvals pursuant to the applicable rules of NASDAQ, each of which will have been obtained prior to or as of the Merger Closing (together, the “Required Approvals”), the Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Warrant Purchase Agreement, the Warrant Agreement and the Merger Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby, in accordance with the terms hereof and thereof. Subject to obtaining the Required Approvals, the execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and, subject to obtaining the Required Approvals, no further consent or authorization of the Company, its Board of Directors, or its shareholders is required. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company. This Agreement and each of the other Transaction Documents will constitute upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in Law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(b) Subject to obtaining the Required Approvals, the execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any material provision of the Second Amended and Restated Certificate of Incorporation (which is the currently applicable certificate of incorporation of the Company), of the Company, (ii) violate or conflict with, or result in a material breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, to which the Company is a party, or (iii) result in a material violation of any Law applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of its Second Amended and Restated Certificate of Incorporation or other organizational documents. The Company is not in material default (and no event has occurred which with notice or lapse of time would result in a default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected. Except for filings required under the Securities Act and any applicable state securities laws (and subject to obtaining the Required Approvals), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market (other than pursuant to the applicable rules of NASDAQ and the filing of a Notification and Report Form with the United States Federal Trade Commission and the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended and the expiration or termination of any applicable waiting period thereunder, if required) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents. All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will, prior to any acceptance of this subscription, be so obtained or effected in a timely manner as required by Law.

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(c) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”) since January 16, 2014, or has timely filed for a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(e) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act). Such disclosure controls and procedures: (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which the Company’s reports and filings under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the most recent quarterly period reported to the SEC, and (iii) are effective to perform the functions for which they were established.

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(f) Except with respect to the transactions contemplated hereby and by each of the other Transaction Documents and except as disclosed in the Disclosure Documents or has been disclosed in any public disclosure as defined in Section 101(e) of Regulation FD promulgated under the Exchange Act, since July 29, 2015: (i) the Company has conducted its business only in the ordinary course, consistent with past practice, and since that date, no changes have occurred which would reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”); and (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and in order to consummate the Merger and (B) liabilities not required to be reflected on the Company’s financial statements pursuant to GAAP or required to be disclosed in the SEC Documents.

(g) Other than deficiency letters from NASDAQ as described in the Proxy Statement and/or reports on Form 8-K filed by the Company with the SEC, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, the Merger or the Merger Agreement, or (ii) if there were an unfavorable decision, could have or reasonably be expected to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or to the knowledge of the Company, any director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. As used in this Agreement, “Action” means any action, lawsuit, claim, suit, arbitration, hearing, examination or judicial or legal proceeding or investigation, whether civil, criminal or administrative, at Law or in equity, or by or before any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a party to this Agreement (each, a “Governmental Authority”) (in each case to the extent that the rules, regulations or orders of such body or authority have the force of Law). As used in this Agreement, “Law” means any material law (statutory, common or otherwise), including any material statute, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Authority.

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(h) The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject in respect of which the failure to so make or file could reasonably be expected to have a Material Adverse Effect and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and, to the extent required by generally accepted accounting principles, has set aside on its books provisions reasonably adequate for the payment of all taxes that are material in amount for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

(i) Since the date of the Proxy Statement, except as set forth in any document filed with the SEC, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time) would or could reasonably be expected to: (i) constitute or result in a violation by the Company, or a failure on the part of the Company to comply with, any Law; or (ii) give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Law, except in either case that would not reasonably be expected to have a Material Adverse Effect.

(j) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it.

(k) No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) To the extent this Agreement is not already publicly disclosed at such time, the Company will file a report on Form 8-K (or other applicable form) with the SEC disclosing the material terms of this Agreement to the extent required by the rules and regulations of the SEC, and will timely file a copy of this Agreement if required to do so under applicable securities laws.

(m) As of the Merger Closing, the Common Stock will be registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. As of the Merger Closing, other than the deficiency letters from NASDAQ as described in the Proxy Statement and/or reports on Form 8-K filed by the Company with the SEC, the Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. As of the Merger Closing, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. As of the Merger Closing, the Common Stock will be eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

17

(n) The Company acknowledges and agrees that each of the Subscribers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Subscribers’ purchase of the Subject Shares. The Company further represents to each Subscriber that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(o) The Company understands and confirms that the Subscribers will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement.

12. Understandings. Each Subscriber understands, acknowledges and agrees with the Company as follows:

(a) Such Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by such Subscriber, that, except as required by Law, such Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of such Subscriber hereunder, and that this Agreement and such other agreements shall survive the death, disability, liquidation or dissolution of such Subscriber and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

(b) No federal or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure Documents or as to the suitability of this offering for investment nor any recommendation or endorsement of the Shares.

(c) The offering is intended to be exempt from registration under the Securities Act, which is dependent upon the truth, completeness and accuracy of the statements made by such Subscriber herein.

(d) There is only a limited public market for the Common Stock. There can be no assurance that such Subscriber will be able to sell or dispose of the Shares.

(e) In the event that the Merger is not completed by February 5, 2018, the Company will be required to liquidate and to cease its activities.

(f) The representations and warranties of such Subscriber contained in this Agreement and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date hereof and the date of the consummation of each offering of the Subject Shares as if made on and as of such date and such representation and warranties and all agreements of such Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby.

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13. Survival. All representations, warranties and covenants contained in this Agreement shall survive until the earlier of (a) the Merger Closing and (b) the Termination Date. Each Subscriber acknowledge the meaning and legal consequences of the representations, warranties and covenants contained herein and that the Company has relied upon such representations, warranties and covenants in determining such Subscriber’s qualification and suitability to purchase the Shares.

14. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if and when delivered personally or two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or one Business Day after it is delivered by a commercial overnight carrier or upon confirmation if delivered by facsimile or email:

(a) if to the Company (prior to the Merger Closing) or to the Sponsor, to the following address:

Global Partner Acquisition Corp.

1 Rockefeller Plaza, 11th Floor

New York, New York 10020

Attention: Paul Zepf

Email: pzepf@globalpartnerac.com

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Attention: Stuart Neuhauser, Esq.

Email: sneuhauser@egsllp.com

(b) if to the Company (following the Merger Closing), to the following address:

Purple Innovation, Inc.
123 E. 200 N.

Alpine, UT 84004

Attention: Casey McGarvey

E-mail: casey@onpurple.com

with a copy to:

Dorsey & Whitney LLP

111 S. Main St., Suite 2100

Salt Lake City, UT 84111

Attention: Nolan S. Taylor

E-mail: taylor.nolan@dorsey.com

19

(c) if to either Subscriber, to:

Coliseum Capital Management, LLC

105 Rowayton Avenue

Rowayton, CT 06853

Attention: Adam Gray; Christopher Shackelton; and Chivonne Cassar

Email: agray@coliseumpartners.com; chris@coliseumpartners.com; ccassar@coliseumpartners.com with a copy to:

Paul Hastings LLC

200 Park Avenue

New York, NY 10166

Attention: Barry Brooks

Email: barrybrooks@paulhastings.com

(d) or at such other address as any party shall have specified by notice in writing to the others.

15. Notification of Changes. Each Subscriber agrees and covenants to notify the Company promptly after the occurrence of any event prior to the Merger Closing that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Merger Closing.

16. Assignability; Amendments; Waiver. This Agreement is not assignable by the Subscribers, and may not be amended, modified or terminated except by an instrument in writing signed by the Company. This Agreement may not be waived except by an instrument in writing signed by the party against whom enforcement of waiver is sought.

17. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns. This Agreement does not confer any rights or remedies upon any person or entity other than the parties hereto and their heirs, successors and permitted assigns; provided that notwithstanding anything to the contrary herein, the Company and the Subscribers acknowledges that money damages would not be an adequate remedy at Law if any Subscriber fails to perform in any material respect any of its obligations hereunder and accordingly agree that each party, in addition to any other remedy to which it may be entitled at Law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law.

18. Obligations Irrevocable. Except as otherwise provided herein, the obligations of a Subscriber to make its subscription provided for hereunder shall be irrevocable, except with the consent of the Company, until the Subscription Rejection.

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19. Agreement. This Agreement, the Registration Rights Agreement, the Warrant Agreement, and the Warrant Purchase Agreement constitute the entire agreement of the Subscribers and the Company relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

20. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto consents to the non-exclusive jurisdiction of the federal courts whose districts encompass any part of the District of Delaware or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

21. Severability. If any provision of this Agreement or the application thereof to any Subscriber or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

22. Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. The rule of construction that an agreement shall be construed strictly against the drafter shall not apply to this Agreement.

23. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

24. Counsel. Each Subscriber hereby acknowledges that the Company and its counsel represent the interests of the Company and not those of any Subscriber in any agreement (including this Agreement) to which the Company is a party.

[Signature Page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written above.

GLOBAL PARTNER ACQUISITION CORP.

By:	/s/ Paul Zepf
Name: Paul Zepf
Title: Chief Executive Officer

GLOBAL PARTNER SPONSOR I LLC

By:	/s/ Paul Zepf
Name: Paul Zepf
Title: Managing Member

ACCEPTED AND AGREED:

ColISEUM CAPITAL partners, l.p.

by: coliseum capital, llc, its general partner

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Manager

BLACKWELL PARTNERS LLC – SERIES A

by: coliseum capital management, llc, attorney-in-fact

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Managing Partner

Exhibit A

Subscription Instructions

Global Partner Acquisition Corp. Private Placement Subscription Escrow Account

Continental Stock Transfer & Trust Company - Escrow

Wire Instructions

ACCOUNT NAME

Continental Stock Transfer & Trust Company as Agent for Global Partner Acquisition Corp. Private Placement Subscription Escrow Account. (Short Name: CST &T AAF Global Partner Acquisition Corp. Private Placement Subscription Escrow)

BANK

JPMorgan Chase Bank

4 Metrotech Center, 14th Floor

Brooklyn, NY 11245

ACCOUNT#

938-267015

ABA#

021000021

SWIFT CODE

CHASUS33

Reference

Attn: Celeste Gonzalez

PRIMARY CONTACT:

Sharmin Carter

Controller & Treasurer

Continental Stock Transfer & Trust Company

Accounting Department

1 State Street, 30th Floor

New York, NY 10004

0: (212) 845-3220

F: (212) 616-7620

E: scarter@continentalstock.com

SECONDARY CONTACT:

Francis E. Wolf, Jr.

Vice President

Continental Stock Transfer & Trust Company Corporate Actions Services

1 State Street, 30th Floor

New York, NY 10004

0: (212) 845-3233

F: (212) 558-6718

E: fwolf@continentalstock.com

A-1

Exhibit B

Investor Questionnaire

INVESTOR QUESTIONNAIRE

GLOBAL PARTNER ACQUISITION CORP.

THIS QUESTIONNAIRE MUST BE ANSWERED FULLY AND RETURNED ALONG WITH YOUR COMPLETED SUBSCRIPTION AGREEMENT IN CONNECTION WITH YOUR PROSPECTIVE PURCHASE OF SHARES FROM GLOBAL PARTNER ACQUISITION CORP. (THE “COMPANY”).

THE INFORMATION SUPPLIED IN THIS QUESTIONNAIRE WILL BE HELD IN STRICT CONFIDENCE. NO INFORMATION WILL BE DISCLOSED EXCEPT TO THE EXTENT THAT SUCH DISCLOSURE IS REQUIRED BY LAW OR REGULATION, OTHERWISE DEMANDED BY PROPER LEGAL PROCESS OR IN LITIGATION INVOLVING THE COMPANY AND ITS CONTROLLING PERSONS.

Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Subscription Agreement among the Company, Global Partner Sponsor I LLC and the subscriber signatory thereto (the “Agreement”).

(1) The undersigned represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category. The undersigned agrees to furnish any additional information which the Company reasonably deems necessary in order to verify the answers set forth below.

Category A ___	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth, you include all of your assets (other than your primary residence), whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (except that a mortgage or other debt secured by your primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of the Shares, shall not be included as a liability, provided that if the amount of such indebtedness outstanding at the time of the purchase of the Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability. Further, the amount of any mortgage or other indebtedness secured by your primary residence that exceeds the fair market value of the residence at the time of the purchase of the Shares shall be included as a liability.

Category B ___

The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching and the same income level in the current year.

Category C ___	The undersigned is a director or executive officer of the Company which is issuing and selling the Shares.

B-1

Category D ___

The undersigned is a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”); a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors (describe entity).

___________________________________________________________________ ___________________________________________________________________

Category E ___

The undersigned is a private business development company as defined in Section 202(a) (22) of the Investment Advisors Act of 1940 (describe entity)

___________________________________________________________________ ___________________________________________________________________

Category F ___

The undersigned is either a corporation, partnership, Massachusetts or similar business trust, or any organization described in Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (describe entity)

___________________________________________________________________ ___________________________________________________________________

Category G ___

The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

__________________________________________________________________

__________________________________________________________________

Category H ___

The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Investor Questionnaire. (describe entity)

___________________________________________________________________ ___________________________________________________________________

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the applicable closing in the event that the representations and warranties in this Investor Questionnaire shall cease to be true, accurate and complete.

(2) Suitability (please answer each question)

(a)	Are you familiar with the risk aspects and the non-liquidity of investments such as the Shares for which you seek to purchase?

YES _____     NO _____

(b)	Do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES _____     NO _____

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(3) Manner in which title is to be held: (circle one)

(a)	Individual Ownership

(b)	Community Property

(c)	Joint Tenant with Right of Survivorship (both parties must sign)

(d)	Partnership

(e)	Tenants in Common

(f)	Company

(g)	Trust

(h)	Other

(4) FINRA Affiliation.

Are you affiliated or associated with a member of FINRA (please check one):

YES _____     NO _____

If Yes, please describe:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

*If subscriber is a Registered Representative with a member of FINRA, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA firm acknowledges receipt of the notice required by the Conduct Rules of FINRA.

Name of NASD Member Firm

By:
Authorized Officer

Date:

[Remainder of page intentionally left blank]

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The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in this Investor Questionnaire and such answers have been provided under the assumption that the Company will rely on them.

Date: ____________
Print or Type Entity Name

	By:	__________________________________________ Print or Type Name: _________________________

	Title:	__________________________________________

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